                                                                                            Exhibit 99.1

Superior Industries
Files 2007 Annual Report on Form 10-K

Revises Previously Announced 2007 Income Tax Provisions

VAN NUYS, CALIFORNIA -- March 31, 2008 -- Superior Industries International, Inc. (NYSE:SUP) today filed with the Securities and Exchange Commission its 2007 Annual Report on Form 10-K. On March 14, 2008, the Company filed a Form 8-K indicating that its previously issued financial statements should no longer be relied upon because of errors in recording deferred tax liabilities and in accounting for inventory costs and deferred taxes of its Hungarian equity investee in accordance with generally accepted accounting principles in the United States.  In the Form 8-K filing, the Company also indicated that the evaluation of the errors was still ongoing.  On the same day that the Form 8-K was filed, the Company announced its unaudited operating results for the fourth quarter and year 2007 versus the same periods of the prior year.
Subsequent to the announcement of the unaudited 2007 operating results, and as part of the final evaluation of various tax liability considerations, it was further determined that the income tax provision announced for the fourth quarter and year 2007 operating results had included a tax benefit totaling $1.0 million that should have been included in the restatement of the 2006 operating results.  Accordingly, the fourth quarter and annual income tax provisions for 2007 and 2006 in the attached table have been revised to include the correct income tax amounts for each period.  Retained earnings as of December 31, 2007 remains unchanged.

About Superior Industries
Superior supplies aluminum wheels to Ford, General Motors, Chrysler, Audi, BMW, Fiat, Jaguar, Land Rover, Mazda, Mercedes Benz, Mitsubishi, Nissan, Seat, Skoda, Subaru, Suzuki, Toyota, Volkswagen and Volvo.  For more information, visit www.supind.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

(tables attached)

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2007	2006	2007	2006
Net Sales	$229,243	$212,169	$956,892	$789,862
Costs and Expenses
Cost of Sales	217,750	213,117	924,400	781,122
Selling and Administrative Expenses	5,442	6,818	29,171	25,679
Impairment of Long-Lived Assets	-	117	-	4,470

Income (Loss) From Operations	6,051	(7,883)	3,321	(21,409)

Interest Income, net	976	1,413	3,684	5,589
Other Income (Expense), Net	726	246	3,195	(268)

Income (Loss) From Continuing Operations
Before Income Taxes and Equity Earnings	7,753	(6,224)	10,200	(16,088)

Income Tax (Provision) Benefit	(5,624)	(761)	(6,263)	285
Equity in Earnings of Joint Ventures	2,619	2,254	5,355	5,004

Net Income (Loss) from Continuing Operations	$4,748	$(4,731)	$9,292	$(10,799)
Discontinued Operations, Net of Taxes	-	(381)	-	257

Net Income (Loss)	$4,748	$(5,112)	$9,292	$(10,542)

Earnings (Loss) Per Share - Basic:
Net Income from Continuing Operations	$0.18	$(0.18)	$0.35	$(0.41)
Discontinued Operations	-	(0.01)	-	0.01
Net Income (Loss)	$0.18	$(0.19)	$0.35	$(0.40)

Earnings (Loss) Per Share - Diluted:
Net Income from Continuing Operations	$0.18	$(0.18)	$0.35	$(0.41)
Discontinued Operations	-	(0.01)	-	0.01
Net Income (Loss)	$0.18	$(0.19)	$0.35	$(0.40)

Weighted Average and Equivalent Shares
Outstanding for Earnings (Loss) Per Share:
Basic	26,632,000	26,610,000	26,617,000	26,610,000
Diluted	26,641,000	26,610,000	26,635,000	26,610,000

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Consolidated Balance Sheets (Unaudited)
(Dollars in Thousands)

		As of December 31
		2007	2006
Current Assets		$356,079	$346,593
Property, Plant and Equipment, net		302,253	310,414
Investments and Other Assets		71,590	55,498
		$729,922	$712,505

Current Liabilities	$	$ 95,596	$112,083
Long-Term Liabilities		83,753	37,308
Shareholders' Equity		550,573	563,114
		$729,922	$712,505